Exhibit 5.1

June 25, 2020 Fusion Acquisition Corp. 375 Park Avenue, Suite 2607 New York, New York 10152

Ladies and Gentlemen:

We have acted as New York counsel to Fusion Acquisition Corp., a corporation organized under the laws of Delaware (the “Company”), in connection with the registration statement filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) of the Commission (a “Rule 462(b) Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”) of the offer and sale by the Company of 575,000 units of the Company, including up to 75,000 units which may be purchased from the Company upon the exercise of the over-allotment option to purchase additional Units set forth in the Underwriting Agreement (as defined below) (collectively, the “Units”), with each Unit consisting of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant (each, a “Warrant”), each whole Warrant entitling the holder to purchase one share of Common Stock. The 462(b) Registration Statement relates to the Company’s Registration Statement on Form S-1, as amended (File No. 333-239023) (the “Registration Statement”), initially filed by the Company on June 8, 2020 and declared effective by the Commission on June 25, 2020.

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, any prospectus filed pursuant to Rule 424(b) with respect thereto or the 462(b) Registration Statement, other than as expressly stated herein with respect to the issue of the Units.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a)	the Registration Statement and the 462(b) Registration Statement;

(b)	the Underwriting Agreement, dated June 25, 2020, by and between the Company and the representative on behalf of each of the several underwriters named in Schedule A thereto, filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”);

June 25, 2020

(c)	the form of Unit certificate, filed as Exhibit 4.1 to the Registration Statement;

(d)	the form of Common Stock certificate, filed as Exhibit 4.2 to the Registration Statement;

(e)	the form of Warrant certificate, filed as Exhibit 4.3 to the Registration Statement;

(f)	the Warrant Agreement, dated as of June 25, 2020, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), pursuant to which the Warrants will be issued (the “Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement;

(g)	a copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware on March 6, 2020;

(h)	a copy of the Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware on May 28, 2020;

(i)	a copy of the Second Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware on June 24, 2020;

(j)	a copy of the Third Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware on June 25, 2020;

(k)	a copy of the Bylaws of the Company as in effect on June 25, 2020, as adopted by the Board of Directors on March 10, 2020;

(l)	a copy of Resolutions of the Board of Directors of the Company adopted on each of March 10, 2020, April 1, 2020, May 27, 2020, June 24, 2020 and June 25, 2020; and

(m)	a copy of a certificate, dated the date hereof, of the Delaware Secretary of State, certifying the existence and good standing of the Company under the laws of the State of Delaware.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed. In addition, in rendering the opinions expressed below, we have assumed that the Registration Statement has been declared effective by the Commission and such effectiveness shall not have been terminated or rescinded.

June 25, 2020

Based upon the foregoing assumptions and assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that:

1.	When the 462(b) Registration Statement becomes effective under the Securities Act and the Units have been issued and delivered by the Company pursuant to the Underwriting Agreement against the payment of the consideration set forth in the Underwriting Agreement, assuming the due authorization, execution and delivery thereof by Continental Stock Transfer & Trust Company, as transfer agent, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization , moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally and (ii) the application of general principles of equity (whether applied by a court in equity or at law).

2.	When the 462(b) Registration Statement becomes effective under the Securities Act and the shares of Common Stock included in the Units have delivered by the Company pursuant to the Underwriting Agreement against the payment of the consideration set forth in the Underwriting Agreement, the shares of Common Stock will be validly issued, fully paid and nonassessable.

3.	When the 462(b) Registration Statement becomes effective under the Securities Act and the Warrants included in the Units have been delivered by the Company pursuant to the Underwriting Agreement against the payment of the consideration set forth in the Underwriting Agreement, assuming the due authorization, execution and delivery thereof by the Warrant Agent, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

The opinion expressed above is limited to questions arising under the law of the State of New York and the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Units pursuant to the Registration Statement and is not to be relied upon for any other purpose.

June 25, 2020

The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the 462(b) Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Units, Common Stock and Warrants appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

JR:EMS:RB:SER:JML

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